Exhibit 99.1

      FARO ADDS CFO TO EXECUTIVE TEAM; ANNOUNCES FUTURE CEO TRANSITION PLAN

    LAKE MARY, Fla., Feb. 18 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) today announced the appointment of Barbara R. Smith as Chief Financial Officer, effective February 21, 2005. Ms. Smith, a 23-year veteran of Alcoa Inc., will take over the CFO duties from co-founder Greg Fraser, who will remain as Executive Vice President of the Company. "We are positioning ourselves for continued strong growth during the next few years, in particular with an emphasis on growing our Asian markets, new technology and business acquisitions and continued penetration into our existing markets," said Simon Raab, Chairman and CEO. With the addition of Ms. Smith to the executive team, both founders will be able to contribute their time and focus to these strategic initiatives.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )
    "Barbara Smith's appointment is a result of an extensive search based on very high and clearly defined expectations for qualifications and personality fit within our senior executive team," said Raab. "Barbara's extensive experience in several of Alcoa's manufacturing segments is ideally suited to our needs as we continue to grow."

    The Company also announced that, as part of the Board of Directors' strategic planning process with respect to CEO succession, it intends to enter into a transition agreement with Simon Raab, CEO. The Company expects that, beginning in March 2006, Mr. Raab will share CEO duties with Jay Freeland, President and COO, allowing Mr. Raab to focus on research and development and strategic initiatives.

    "To date Jay has met all expectations set when he joined the Company, and I have no hesitation in entering into a transition agreement, which will have him begin to assume some CEO duties a year from now," Raab continued. "This agreement will allow me to focus on those things where I bring the most value to the Company, while providing for a smooth CEO transition."

    This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward- looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

    Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

    * The failure of the Company to come to enter into a transition agreement with Simon Raab;
    * the failure of Jay Freeland to assume a greater role in the management of the Company;
    * the other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

    Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

    About FARO
    FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform 3-D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Gage and Gage-PLUS; Platinum, Titanium and Advantage FaroArms; the FARO Laser Tracker X and Si; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO-17025 laboratory registered. Learn more at http://www.faro.com
..

SOURCE  FARO Technologies, Inc.
    -0-                             02/18/2005
    /CONTACT: Greg Fraser, Executive Vice President, FARO Technologies, Inc., +1-407-333-9911; or Vic Allgeier, The TTC Group, +1-212-227-0997, for FARO
Technologies, Inc./
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    /Web site:  http://www.faro.com /